(BELDEN LOGO)                   7701 Forsyth Boulevard      PHONE: 314.854.8000
SENDING ALL THE RIGHT SIGNALS   Suite 800                   Fax: 314.854.8003
                                St. Louis, Missouri 63105
                                                            www.Belden.com

News Release

                                                                    EXHIBIT 99.1

FROM: BELDEN
      DEE JOHNSON
      314.854.8054

FOR IMMEDIATE RELEASE -- FEBRUARY 8, 2007

BELDEN ANNOUNCES FOURTH QUARTER 2006 RESULTS

Fourth-quarter adjusted earnings per diluted share were $0.46. Execution of strategic plan positions Belden for profitable growth.

St. Louis, Missouri -- Belden (NYSE:BDC) today announced that revenue for the fourth quarter ended December 31, 2006, was $378.8 million and operating income was $19.1 million. Income from continuing operations was $10.7 million, or $0.22 per diluted share. The quarterly revenue increase of 14.3 percent from the prior-year fourth quarter revenue included 2.3 percent favorable currency translation.

During the quarter, Belden recorded $18.5 million pretax in severance, asset impairment, and adjusted depreciation charges associated with restructuring activities in North America and Europe, net of a gain on the sale of tangible assets of $1.3 million. In the fourth quarter of 2005, the Company incurred pretax charges of $10.1 million for severance, merger integration, asset impairment and executive succession and a one-time tax benefit of $3.3 million.

Adjusted for these items, operating income increased 27.0 percent year over year to $37.6 million in the fourth quarter 2006. As a percent of revenue, adjusted operating income was 9.9 percent in the fourth quarter of 2006, compared with
8.9 percent in the fourth quarter of 2005. Adjusted diluted income per share from continuing operations was $0.46 in the fourth quarter of 2006, a 48.4 percent increase from $0.31 in the fourth quarter of 2005. See the attached schedule, Adjusted Operating Results, for a reconciliation of GAAP results to adjusted results.

FULL-YEAR RESULTS

Revenue of $1.496 billion in the year ended December 31, 2006, was 20.1 percent higher compared with $1.246 billion in 2005, including a favorable currency impact of $15.2 million, or 1.2 percent. Operating income in 2006 was $118.5 million, and income from continuing operations was $71.6 million, or $1.48 per diluted share, compared with 2005 operating income of $68.5 million and income from continuing operations of $33.6 million or $0.69 diluted share (GAAP).

MANAGEMENT COMMENT

"We are very pleased with our 2006 results. On an adjusted basis, full-year operating income margin improved by more than 200 basis points and earnings per diluted share improved 74 percent, from $1.08 to $1.88," said John Stroup, President and Chief Executive Officer of Belden. "We made solid progress with the execution of our strategic plan. Our product portfolio management initiative has already generated improved gross margins, even though the results of our regional manufacturing initiatives are yet to come. Strong organic growth in connectivity, fiber and industrial products has more than offset the decline from deliberate actions taken to address underperforming product categories. And in the fourth quarter, we achieved inventory reduction of $49.5 million and continued to make progress in our manufacturing restructuring."

ITEMS OF NOTE

Items of special note for the quarter include the following:

- Belden purchased the minority interest in its German subsidiary HEW Kabel for $6.8 million.

- On December 6, the Company announced further restructuring actions in North America, including the planned cessation of manufacturing operations at its Pointe Claire, Quebec, and Wheeling, Illinois, facilities and other work force reductions.

ACQUISITIONS ANNOUNCED

On January 30, 2007, Belden announced an agreement to acquire Hirschmann Automation and Control (HAC), based in Germany, for approximately $260 million cash. HAC's products include industrial connectors and Industrial Ethernet switches. On February 7, 2007, Belden announced an agreement to acquire LTK Wiring Co. Ltd. for approximately $195 million cash. LTK Wiring is a leading China electronic cable manufacturer based in Hong Kong.

"These two acquisitions, Hirschmann Automation and Control and LTK Wiring, are precisely within our strategic scope and significantly improve our ability to grow. In the case of HAC, the growth opportunity comes from the combination of industrial cable, connectors and switches. And in the case of LTK Wiring, we are significantly increasing our position in faster growing, emerging markets while adding high-quality regional manufacturing plants."

OUTLOOK

"The progress made in 2006 with many of our strategic initiatives, including product portfolio management and regional manufacturing, along with our recently announced acquisitions, position us to profitably grow our revenue 5 to 7 percent over the mid-term," Mr. Stroup said. "Including the additional revenue from the two pending acquisitions, our outlook for 2007 consolidated revenue is $1.9 to $2.0 billion. We expect earnings per diluted share to be between $2.40 and $2.65 for the year, excluding any future charges for severance and asset impairment that may result from the actions already announced." Belden has adopted the practice of giving only annual guidance.

FORWARD-LOOKING STATEMENTS

Statements in this release, including those under "Outlook," other than historical facts are "forward-looking statements" made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management's beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company's actual results may differ materially from these expectations. Some of the factors that may cause actual results to differ from the Company's expectations include demand for the Company's products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company's ability to close the acquisition agreements as planned, and to successfully integrate the acquired businesses; the degree to which the Company will be able to manage successfully in an environment of volatile material costs; the Company's ability to implement its announced restructuring plans; the Company's ability to rationalize production as it reduces working capital; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, or to continue the practice of providing earnings guidance such as that found under the above heading "Outlook."

ABOUT BELDEN

Belden is a leader in the design, manufacture, and marketing of signal transmission products for data networking and a wide range of specialty electronics markets including entertainment, industrial, security and aerospace applications. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.

Contact:
Belden
Dee Johnson, Director of Investor Relations
314-854-8054

The following schedules are provided:

- comparative condensed consolidated statements of operations for the three- and twelve-month periods ended December 31, 2006, and December 31, 2005.

-    segment results for the same periods.

- condensed consolidated balance sheets as of December 31, 2006, and December 31, 2005.

- a supplemental schedule of adjusted consolidated results for the quarter and year, excluding charges for severance, asset impairment, adjusted depreciation, executive succession, merger-related costs, and nonrecurring tax benefits.

BELDEN CDT INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

                                                              THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                                 DECEMBER 31,             DECEMBER 31,
                                                            ---------------------   ------------------------
                                                               2006        2005         2006         2005
                                                            ---------   ---------   -----------   ----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues                                                    $ 378,757   $ 331,483   $ 1,495,811   $1,245,669
Cost of sales                                                (300,409)   (263,173)   (1,162,498)    (968,296)
                                                            ---------   ---------   -----------   ----------
   Gross profit                                                78,348      68,310       333,313      277,373
Selling, general and administrative expenses                  (53,050)    (51,800)     (203,756)    (203,825)
Asset impairment                                               (6,196)         --       (11,079)      (8,010)
Minimum requirements contract income                               --       3,000            --        3,000
                                                            ---------   ---------   -----------   ----------
   Operating income                                            19,102      19,510       118,478       68,538
Interest expense                                               (2,547)     (3,750)      (13,096)     (15,036)
Interest income                                                 2,471       1,296         7,081        4,737
Minority interest                                                 364        (148)         (187)        (699)
                                                            ---------   ---------   -----------   ----------
   Income from continuing operations before taxes              19,390      16,908       112,276       57,540
Income tax expense                                             (8,677)     (8,698)      (40,713)     (23,972)
                                                            ---------   ---------   -----------   ----------
   Income from continuing operations                           10,713       8,210        71,563       33,568
Gain (loss) from discontinued operations,
   net of tax                                                      --       1,475        (1,330)      (1,173)
Gain (loss) on disposal of discontinued
   operations, net of tax                                          --          --        (4,298)      15,163
                                                            ---------   ---------   -----------   ----------
   Net income                                               $  10,713   $   9,685   $    65,935   $   47,558
                                                            =========   =========   ===========   ==========
Weighted average number of common shares and equivalents:
   Basic                                                       44,067      43,271        43,319       45,655
   Diluted                                                     51,125      49,763        50,276       52,122
Basic income (loss) per share:
   Continuing operations                                    $    0.24   $    0.19   $      1.65   $     0.74
   Discontinued operations                                         --        0.03         (0.03)       (0.03)
   Disposal of discontinued operations                             --          --         (0.10)        0.33
                                                            ---------   ---------   -----------   ----------
   Net income                                               $    0.24   $    0.22   $      1.52   $     1.04
                                                            =========   =========   ===========   ==========
Diluted income (loss) per share:
   Continuing operations                                    $    0.22   $    0.18   $      1.48   $     0.69
   Discontinued operations                                         --        0.03         (0.03)  $    (0.02)
   Disposal of discontinued operations                             --          --         (0.08)  $     0.29
                                                            ---------   ---------   -----------   ----------
   Net income                                               $    0.22   $    0.21   $      1.37   $     0.96
                                                            =========   =========   ===========   ==========
Dividends declared per share                                $    0.05   $    0.05   $      0.20   $     0.20

BELDEN CDT INC.
SEGMENT INFORMATION
(Unaudited)

(in thousands)

                                         EXTERNAL                             OPERATING
                                         CUSTOMER    AFFILIATE      TOTAL       INCOME
                                         REVENUES     REVENUES    REVENUES      (LOSS)
                                        ----------   ---------   ----------   ---------
                                                         (IN THOUSANDS)
THREE MONTHS ENDED DECEMBER 31, 2006
Belden Americas                         $  204,641   $  14,863   $  219,504   $ 18,106
Specialty Products                          60,862       8,269       69,131      6,430
Europe                                      95,997       2,031       98,028      4,973
Asia Pacific                                17,257          --       17,257      2,484
                                        ----------   ---------   ----------   --------
   Total Segments                          378,757      25,163      403,920     31,993
Finance and Administration                      --          --           --     (8,091)
Eliminations                                    --     (25,163)     (25,163)    (4,800)
                                        ----------   ---------   ----------   --------
   Total Continuing Operations          $  378,757   $      --   $  378,757   $ 19,102
                                        ==========   =========   ==========   ========
THREE MONTHS ENDED DECEMBER 31, 2005
Belden Americas                         $  173,103   $  15,621   $  188,724   $ 29,916
Specialty Products                          64,670       5,781       70,451      6,046
Europe                                      80,041       2,626       82,667     (8,050)
Asia Pacific                                13,669          --       13,669      1,072
                                        ----------   ---------   ----------   --------
   Total Segments                          331,483      24,028      355,511     28,984
Finance and Administration                      --          --           --     (5,009)
Eliminations                                    --     (24,028)     (24,028)    (4,465)
                                        ----------   ---------   ----------   --------
   Total Continuing Operations          $  331,483   $      --   $  331,483   $ 19,510
                                        ==========   =========   ==========   ========
TWELVE MONTHS ENDED DECEMBER 31, 2006
Belden Americas                         $  805,029   $  63,684   $  868,713   $122,213
Specialty Products                         261,406      31,009      292,415     34,576
Europe                                     365,079       8,658      373,737      4,072
Asia Pacific                                64,297          --       64,297      6,803
                                        ----------   ---------   ----------   --------
   Total Segments                        1,495,811     103,351    1,599,162    167,664
Finance and Administration                      --          --           --    (29,219)
Eliminations                                    --    (103,351)    (103,351)   (19,967)
                                        ----------   ---------   ----------   --------
   Total Continuing Operations          $1,495,811   $      --   $1,495,811   $118,478
                                        ==========   =========   ==========   ========
TWELVE MONTHS ENDED DECEMBER 31, 2005
Belden Americas                         $  627,136   $  73,526   $  700,662   $ 96,292
Specialty Products                         244,067      18,813      262,880     26,598
Europe                                     324,258       8,993      333,251     (8,542)
Asia Pacific                                50,208          --       50,208      2,838
                                        ----------   ---------   ----------   --------
   Total Segments                        1,245,669     101,332    1,347,001    117,186
Finance and Administration                      --          --           --    (30,717)
Eliminations                                    --    (101,332)    (101,332)   (17,931)
                                        ----------   ---------   ----------   --------
   Total Continuing Operations          $1,245,669   $      --   $1,245,669   $ 68,538
                                        ==========   =========   ==========   ========

BELDEN CDT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                    -------------------------
                                                        2006          2005
                                                    ------------   ----------
                                                     (UNAUDITED)
                                                          (IN THOUSANDS)
                      ASSETS
Current assets:
   Cash and cash equivalents                         $  254,151    $  134,638
   Receivables                                          217,908       195,018
   Inventories                                          202,248       245,481
   Deferred income taxes                                 34,664        27,845
   Other current assets                                  10,465         8,015
   Current assets of discontinued operations                 --        56,997
                                                     ----------    ----------
      Total current assets                              719,436       667,994
Property, plant and equipment,
   less accumulated depreciation                        272,285       287,778
Goodwill, less accumulated amortization                 275,134       272,290
Other intangibles, less accumulated amortization         70,964        72,459
Other long-lived assets                                  18,149         6,214
                                                     ----------    ----------
                                                     $1,355,968    $1,306,735
                                                     ==========    ==========
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities          $  200,008    $  216,736
   Current maturities of long-term debt                  62,000        59,000
   Current liabilities of discontinued operations            --        13,342
                                                     ----------    ----------
      Total current liabilities                         262,008       289,078
Long-term debt                                          110,000       172,051
Postretirement benefits other than pensions              43,397        33,167
Deferred income taxes                                    71,399        73,851
Other long-term liabilities                              25,263        17,166
Minority interest                                            --         7,914
Stockholders' equity:
   Preferred stock                                           --            --
   Common stock                                             503           503
   Additional paid-in capital                           591,416       540,430
   Retained earnings                                    348,069       290,870
   Accumulated other comprehensive income (loss)         15,013        (6,881)
   Unearned deferred compensation                            --          (336)
   Treasury stock                                      (111,100)     (111,078)
                                                     ----------    ----------
      Total stockholders' equity                        843,901       713,508
                                                     ----------    ----------
                                                     $1,355,968    $1,306,735
                                                     ==========    ==========

BELDEN CDT INC.
ADJUSTED OPERATING RESULTS
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for severance charges, adjusted depreciation, asset impairment, executive succession charges, merger-related costs, lease breakage costs, certain gains or losses recognized on the disposal of tangible assets, and tax reserve adjustments related to resolution of certain prior period tax contingencies. We utilize the adjusted results to review our ongoing operations without the effect of restructuring and related charges and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

                                          AS
                                       REPORTED   ADJUSTMENTS   ADJUSTED
                                       --------   -----------   --------
                                       (In thousands, except percentages
                                             and per share amounts)
THREE MONTHS ENDED DECEMBER 31, 2006
Revenues                               $378,757     $    --     $378,757
Gross profit                           $ 78,348     $11,351     $ 89,699
   as a percent of revenues                20.7%                    23.7%
Operating income                       $ 19,102     $18,519     $ 37,621
   as a percent of revenues                 5.0%                     9.9%
Income from continuing operations      $ 10,713     $12,203     $ 22,916
   as a percent of revenues                 2.8%                     6.1%
Income from continuing operations
   per diluted share                   $   0.22     $  0.24     $   0.46

THREE MONTHS ENDED DECEMBER 31, 2005
Revenues                               $331,483     $    --     $331,483
Gross profit                           $ 68,310     $ 8,733     $ 77,043
   as a percent of revenues                20.6%                    23.2%
Operating income                       $ 19,510     $10,102     $ 29,612
   as a percent of revenues                 5.9%                     8.9%
Income from continuing operations      $  8,210     $ 6,536     $ 14,746
   as a percent of revenues                 2.5%                     4.4%
Income from continuing operations
   per diluted share                   $   0.18     $  0.13     $   0.31

Adjustments for the three months ended December 31, 2006 included after-tax charges for severance, asset impairment, adjusted depreciation, and lease breakage of $9.0 million, $4.0 million, $0.4 million and $0.1 million, respectively, and an after-tax gain on the disposal of tangible assets of $1.3 million.

Adjustments for the three months ended December 31, 2005 included after-tax charges for severance, adjusted depreciation, merger integration, and executive succession of $8.2 million, $0.7 million, $0.6 million, and $0.3 million, respectively, and a one-time tax benefit of $3.3 million.

BELDEN CDT INC.
ADJUSTED OPERATING RESULTS
(Unaudited)

                                            AS
                                         REPORTED    ADJUSTMENTS    ADJUSTED
                                        ----------   -----------   ----------
                                        (In thousands, except percentages and
                                                  per share amounts)
TWELVE MONTHS ENDED DECEMBER 31, 2006
Revenues                                $1,495,811     $    --     $1,495,811
Gross profit                            $  333,313     $19,418     $  352,731
   as a percent of revenues                   22.3%                      23.6%
Operating income                        $  118,478     $32,912     $  151,390
   as a percent of revenues                    7.9%                      10.1%
Income from continuing operations       $   71,563     $19,997     $   91,560
   as a percent of revenues                    4.8%                       6.1%
Income from continuing operations
   per diluted share                    $     1.48     $  0.40     $     1.88

TWELVE MONTHS ENDED DECEMBER 31, 2005
Revenues                                $1,245,669     $    --     $1,245,669
Gross profit                            $  277,373     $ 9,433     $  286,806
   as a percent of revenues                   22.3%                      23.0%
Operating income                        $   68,538     $28,342     $   96,880
   as a percent of revenues                    5.5%                       7.8%
Income from continuing operations       $   33,568     $19,765     $   53,333
   as a percent of revenues                    2.7%                       4.3%
Income from continuing operations
   per diluted share                    $     0.69     $  0.39     $     1.08

Adjustments for the twelve months ended December 31, 2006 included after-tax charges for severance, asset impairment, adjusted depreciation, and lease breakage totaling $16.9 million, $7.5 million, $1.5 million, and $0.1 million, respectively, a one-time tax benefit of $4.7 million, and an after-tax gain on the disposal of tangible assets of $1.3 million.

Adjustments for the twelve months ended December 31, 2005 included after-tax charges for severance, asset impairment, executive succession, merger integration, and adjusted depreciation totaling $8.8 million, $7.7 million, $4.3 million, $2.4 million, and $0.7 million, respectively, and a one-time tax benefit of $4.1 million.